Exhibit 99.1

Oncorus Reports First Quarter 2023 Financial Results and Provides Business Updates

•
IND submission for ONCR-021 still planned for mid-2023, subject to receipt of additional funding
•
Ended the quarter with $45.0 million in cash, cash equivalents and investments

Andover, Mass., May 22, 2023 – Oncorus, Inc. (Nasdaq: ONCR), an RNA medicines company focused on developing intravenously administered, self-amplifying RNA to transform outcomes for cancer patients, today reported first quarter financial results and provided an update on its business.

"Oncorus is pioneering a first-of-its-kind, self-amplifying RNA platform with an exciting lead program, ONCR-021, with plans to submit an IND with the FDA in mid-2023," said Theodore (Ted) Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus. "Our exceptional team continues to drive our mission of realizing the full promise of IV-administered RNA medicines for cancer patients.”

Business Highlights

•
Progressed Self-amplifying RNA platform. Oncorus still plans to submit an investigational new drug application (IND) for ONCR-021, the lead product candidate from its self-amplifying RNA platform, in mid-2023, subject to receipt of additional funding for continued clinical development of the program. The company plans to evaluate ONCR-021 in patients with non-small cell lung cancer, renal cell carcinoma, melanoma, hepatocellular carcinoma and anaplastic thyroid cancer.
•
Appointment of Interim Chief Financial Officer. On May 9, 2023, Oncorus appointed Alexander Nolte as its interim Chief Financial Officer. Prior to joining Oncorus, Mr. Nolte served as Vice President, Chief Accounting Officer, at Syndax Pharmaceuticals (NASDAQ: SNDX). Prior to Syndax, he served as Corporate Controller at CoLucid Pharmaceuticals, Inc. (NASDAQ: CLCD) until its acquisition by Eli Lilly. Earlier in his career, Mr. Nolte held various positions within the finance functions of Aegerion Pharmaceuticals and Genzyme Corporation. Mr. Nolte began his professional career at KPMG Accountant NV in the Netherlands and PricewaterhouseCoopers LLP.
•
Payoff of Debt Capital Facility with K2 HealthVentures. On May 12, 2023, Oncorus prepaid approximately $21.6 million to K2 HealthVentures LLC (K2HV), its senior lender, in full satisfaction of all obligations, including all outstanding principal, accrued interest, fees, costs, expenses and other amounts chargeable under the Loan and Security Agreement, dated April 1, 2022, by and between Oncorus and K2HV. The payoff terms provided for the termination of all commitments and obligations under the Loan and Security Agreement and related documents and the release of all liens held by K2HV on Oncorus’ assets.

First Quarter 2023 Financial Results

Cash, cash equivalents and investments totaled $45.0 million as of March 31, 2023 compared to $62.2 million as of December 31, 2022.

Research and development expenses for the quarter ended March 31, 2023 were $10.6 million compared to $12.5 million for the corresponding quarter in 2022. The decrease was primarily attributable to the reduction in direct external expenses for ONCR-177 in connection with the winding down of the program and the reduction in employee compensation costs, primarily due to employee turnover and decreased fulltime headcount.

General and administrative expenses for the quarter ended March 31, 2023 were $4.5 million compared to $5.3 million for the corresponding quarter in 2022. The decrease was primarily attributable to the reduction in employee compensation and related expenses, primarily due to employee turnover and decreased fulltime headcount and a decrease in professional service and consultant fees primarily related to decreased consultant costs and decreased recruiting costs.

Net loss for the quarter ended March 31, 2023 was $30.9 million, or $1.18 per share, as compared to a net loss of $17.8 million, or $0.69 per share for the corresponding quarter in 2022. The decrease in net loss was primarily due a long-lived asset impairment charge of $14.6 million taken on March 31, 2023 and lower research and development and general and administrative expenses, as described above.

Financial Guidance

Oncorus expects its cash, cash equivalents and investments, following the full prepayment of its debt capital facility with K2HV in May 2023, to fund its operations into the third quarter of 2023. The foregoing estimate does not give effect to potential business development opportunities or additional financing activities.

About Oncorus

Oncorus is focused on driving innovation in RNA medicines by developing next-generation immunotherapies to stimulate the immune system and transform outcomes for cancer patients. The company’s self-amplifying RNA immunotherapy platform improves upon key characteristics of this therapeutic class to enhance systemic activity. ONCR-021, its lead product candidate, is an IV-administered RNA encoding an optimized Coxsackievirus 21A (CVA21) genome, encapsulated within an LNP, which is being developed for non-small cell lung and other cancers.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Oncorus’ expectations regarding timing for submitting an IND for ONCR-021 in mid-2023, as well as the product candidate’s therapeutic potential and clinical benefits and the utility and potential of Oncorus’ self-amplifying RNA platform; and Oncorus’ belief that its current cash and investment resources will be sufficient to fund its operations into the third quarter of 2023. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Oncorus’ ability to successfully demonstrate the safety, tolerability and efficacy of its product candidates and obtain regulatory approval thereof; the adequacy of Oncorus’ existing capital resources and availability of financing on commercially reasonable terms; Oncorus’ ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; Oncorus’ ability to hire and retain its workforce suitable to meet its business objectives; the accuracy of the Oncorus’ estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to, Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 24, 2023 and other subsequent filings with the SEC. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

IR@Oncorus.com

Oncorus, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2023	2022
Operating expenses:
Research and development	$10,630	$12,469
General and administrative	4,499	5,349
Total operating expenses	15,129	17,818
Impairment loss	(14,575)	-
Loss from operations	(29,704)	(17,818)
Other (expense) income:
Other expense	-	(38)
Interest (expense) income	(1,195)	76
Total other (expense), net	(1,195)	38
Net loss	$(30,899)	$(17,780)
Comprehensive loss:
Net unrealized loss on investments	(28)	(26)
Comprehensive loss	$(30,927)	$(17,806)
Net loss per share - basic and diluted	$(1.18)	$(0.69)
Weighted-average number of common shares	26,095	25,865

Oncorus, Inc.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)
	March 31, 2023	December 31, 2022

Cash and cash equivalents	$21,217	$25,709
Investments	23,765	36,487
Working capital (1)	15,562	27,411
Property and equipment, net	34,852	44,360
Right-of-use asset	24,214	32,560
Total assets	109,753	145,586
Debt, net of debt discount and issuance fees	20,538	19,436
Long term lease liability	47,524	47,854
Total liabilities	78,632	85,061
Total stockholders' equity	31,121	60,525

(1) Working capital is defined as current assets less current liabilities